United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 30, 2003

UNIVEST CORPORATION OF PENNSYLVANIA

(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Ident. No.)

14 North Main Street, Souderton, Pennsylvania 18964

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code (215) 721-2400

Not applicable

(Former name or former address, if changed since last report)

Table of Contents

Item 5. Other Events

     On June 30, 2003, Univest Corporation of Pennsylvania announced it has applied to list its shares on the NASDAQ National Market (NMS) from the OTC Bulletin Board.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits

99	-	Press Release dated June 30, 2003, of Univest Corporation of Pennsylvania has applied to list its shares on the NASDAQ (filed pursuant to Item 9 hereof).

Table of Contents

Item 9. Regulation FD Disclosure

     On June 30, 2003, Univest Corporation of Pennsylvania issued a press release concerning its application to list its shares on the NASDAQ National Market (NMS) from the OTC Bulletin Board (discussed at Item 5 hereof). This press release is filed herein, as part of this Item 9, as Exhibit 99.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By /s/ William S. Aichele

Name: William S. Aichele Title: President and Chief Executive Officer

Date: June 30, 2003